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                                                                      EXHIBIT 12


Computation of Ratios of earnings to Fixed Charges
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
                                                                                                            Nine months
                                            Twelve months ended October 31,                                ended July 31,
                           ---------------------------------------------------------------------   -------------------------------
                                1998          1999          2000           2001          2002              2002           2003
                                ----          ----          ----           ----          ----              ----           ----
Earnings:
Income before income taxes   $132,666       $161,678      $232,766       $339,712      $347,318          $237,414        $263,391
 Interest expense              37,522         41,896        46,816         59,038        65,344            45,942          50,566
 Rent expense                     293            425           639            852           930               701             846
 Amortization                   1,094          1,538           635            897         1,037               778           1,699
                           ---------------------------------------------------------------------   -------------------------------
                             $171,575       $205,537      $280,856       $400,499      $414,629          $284,835        $316,502
                           =====================================================================   ===============================

Fixed charges:
Homebuilding
Interest incurred             $39,801        $52,914       $60,275        $79,245       $90,331           $67,549         $76,831
Rent expense                      293            425           639            852           930               701             846
Amortization                    1,094          1,538           635            897         1,037               778           1,699
                           ---------------------------------------------------------------------   -------------------------------
                              $41,188        $54,877       $61,549        $80,994       $92,298           $69,028         $79,376
                           =====================================================================   ===============================

Ratio                            4.17           3.75          4.56           4.94          4.49              4.13            3.99
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